UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2023

 PHYSICIANS REALTY TRUST
(Exact name of registrant as specified in its charter)

Maryland		001-36007	46-2519850
(State of Organization)		(Commission File Number)	(IRS Employer Identification No.)

309 N. Water Street, Suite 500		53202
Milwaukee	Wisconsin
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (414) 367-5600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value per share	DOC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 1, 2023, the Board of Trustees (the “Board”) of Physicians Realty Trust, a Maryland real estate investment trust (the “Company”), approved amendments to the Company’s bylaws (as so amended and restated, the “Bylaws”), effective as of such date, to implement proxy access and to add or revise various provisions related to shareholder nominations of trustees, among other changes.

Implementation of Proxy Access

Article II, Section 12 has been added to the Bylaws to permit a nominating shareholder, or a group of up to 20 shareholders, owning at least 3% of the Company’s common shares of beneficial interest, $0.01 par value per share, for at least three continuous years, to nominate and include in the Company’s proxy materials up to the greater of two individuals or 20% of the Board as trustee nominees, provided that the nominating shareholder(s) and the trustee nominee(s) satisfy the procedural, eligibility and disclosure requirements specified in the Bylaws.

The procedural and eligibility requirements set forth in Article II, Section 12 of the Bylaws include a requirement that, subject to certain exceptions, a notice of proxy access nomination must be received by the Secretary of the Company at the principal executive office of the Company no earlier than the 150th day and no later than the 120th day prior to the first anniversary of the date of the Company’s proxy statement for the previous year’s annual meeting of shareholders. Article 11, Section 12 of the Bylaws also includes requirements that the nominating shareholder(s) and the trustee nominee(s) provide certain information, representations and agreements to the Company in order to be eligible for proxy access.

Additional Bylaws Amendments

The Bylaws were also amended to reflect certain procedural requirements for proposals of business for consideration at meetings of shareholders and shareholder nominations of trustees, including with respect to Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In particular, the advance notice provisions of the Bylaws were amended to, among other things, (i) require a shareholder and proposed trustee nominee(s) to comply with Rule 14a-19 under the Exchange Act, including that any such shareholder solicit holders of at least 67% of shares entitled to vote on the election of trustees, (ii) require a shareholder to provide additional information regarding the shareholder, trustee nominee(s) or other business that the shareholder proposes to bring before the meeting, and make certain representations and undertakings, (iii) prohibit a shareholder from nominating more trustee nominees than the number of trustees to be elected at the annual meeting of shareholders or substituting or replacing a nominee (unless the substitute or replacement fulfills the obligations set forth in the Bylaws, including compliance with any applicable deadlines) and (iv) require a shareholder to appear in person or by proxy at a meeting of shareholders to present the trustee nominee(s) or bring such business before such meeting and to use a proxy card color other than white.

The Bylaws were also amended to provide that meetings of shareholders may be held partially or solely by means of remote communication, to clarify the chair’s powers to adjourn or postpone a meeting to a later time and to delegate the power to act as chair or secretary to another person, as well as to make certain other changes, clarifications and technical or non-substantive changes. The foregoing summary of the amendments to the Bylaws is qualified in its entirety by reference to the copy of the Bylaws filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statement and Exhibits.

(d)  Exhibits.

3.1	Amended and Restated Bylaws, as amended through August 1, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 3, 2023		PHYSICIANS REALTY TRUST

		By:	/s/ John T. Thomas
John T. Thomas
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws, as amended through August 1, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)